                                                                   EXHIBIT 10.2






                                 PROMISSORY NOTE


$31,481,481.40                     (Canadian)                   TORONTO, ONTARIO

                                                                DATE: May 7,1999

1. FOR VALUE RECEIVED the undersigned unconditionally promises to pay on May 7, 2000 (the "Maturity Date") to Spar Aerospace Limited ("Spar") or to its order, at its offices at 121 King Street West, Toronto, Ontario, in lawful money of Canada the amount of Thirty-One Million Four Hundred and Eighty-One Thousand and Four Hundred and Eighty-One Dollars and Forty Cents ($31,481,481.40) (the "Principal Amount") together with interest on the Principal Amount outstanding from time to time.

2. The Principal Amount outstanding at any time, and from time to time, and any overdue interest, shall bear interest at the rate equal to 8% per annum, both before and after the Maturity Date, demand, default and judgment and such interest shall be payable on the Maturity Date and, after default, payable on demand.

3. Any payments in respect of amounts due hereunder shall be applied first in satisfaction of any accrued and unpaid interest and thereafter to the Principal Amount outstanding.

4. The undersigned shall be entitled to prepay any or all of the Principal Amount outstanding without notice, bonus or penalty. Any prepayments shall be recorded by endorsement on this Note.

5. MacDonald Dettwiler Space and Advanced Robotics Ltd. ("MDSAR") is not entitled to any rights of set-off in respect of any amounts payable hereunder.

6. Upon the occurrence of the bankruptcy, insolvency, or other like event of MDSAR, Spar may, by giving notice to MDSAR in accordance with the asset purchase agreement dated March 18, 1999 between Spar and MacDonald, Dettwiler and Associates Ltd. ("MDA"), as amended, and the Consent to Assignment and Assumption Agreement dated May 7, 1999 between Spar, MDA, MDSAR and MacDonald Dettwiler Technologies Inc. declare the entire principal amount of this Note, all interest accrued thereon and all fees and other amounts required to be paid by MDSAR hereunder, to be immediately due and payable without the necessity of presentment for payment, protest, notice of non-payment or notice of protest (all of which are hereby expressly waived).

7. This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall enure to the benefit of Spar, its successors and assigns and shall be binding on the undersigned and its successors.

DATED this 7th day of May, 1999.

MACDONALD DETTWILER SPACE AND ADVANCED ROBOTICS LTD.


By: [signed Anil Wirasekara]
    -------------------------
Name: Anil Wirasekara
Title: Treasurer